UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 10, 2014, Orexigen Therapeutics, Inc. (“Orexigen” or the “Company”) and Takeda Pharmaceuticals U.S.A. (“Takeda”) announced the approval of Contrave® (naltrexone HCI and bupropion HCI) extended-release tablets by the U.S. Food and Drug Administration as an adjunct to a reduced-calorie diet and increased physical activity for chronic weight management in adults with an initial body mass index (“BMI”) of 30 kg/m2 or greater (obese), or 27 kg/m2 or greater (overweight) in the presence of at least one weight-related comorbid condition. Takeda plans to commercially launch Contrave in the fall of 2014.

The effect of Contrave on cardiovascular morbidity and mortality has not been established. In addition, the safety and effectiveness of Contrave in combination with other medications intended for weight loss, including prescription drugs, over-the-counter drugs, and herbal preparations, have not been established. The exact neurochemical effects of Contrave leading to weight loss are not fully understood. Contrave has two components: naltrexone, an opioid antagonist, and bupropion, a relatively weak inhibitor of the neuronal reuptake of dopamine and norepinephrine. Nonclinical studies suggest that naltrexone and bupropion have effects on two separate areas of the brain involved in the regulation of food intake: the hypothalamus (appetite regulatory center) and the mesolimbic dopamine circuit (reward system).

According to National Health and Nutrition Examination Survey 2012 estimates, approximately 35 percent, or one out of three, adults age 20 years or older were classified as obese based on a BMI of 30 kg/m2 or greater. Obesity has been recognized by the American Medical Association, as well as other medical and government organizations, as a chronic disease.

Contrave Clinical Trials Program

Four 56-week multicenter, double-blind, placebo-controlled obesity trials (CONTRAVE Obesity Research, or COR-I, COR-II, COR-BMOD, and COR-Diabetes) were conducted to evaluate the effect of Contrave in conjunction with lifestyle modification in 4,536 patients randomized to Contrave or placebo. The COR-I, COR-II, and COR-BMOD trials enrolled patients with obesity (BMI 30 kg/m2 or greater) or overweight (BMI 27 kg/m2 or greater) and at least one comorbidity (hypertension or dyslipidemia). The COR-Diabetes trial enrolled patients with BMI greater than 27 kg/m2 with type 2 diabetes with or without hypertension and/or dyslipidemia.

COR I and COR II included a program consisting of a reduced-calorie diet resulting in an approximate 500 kcal/day decrease in caloric intake, behavioral counseling, and increased physical activity. COR-BMOD included an intensive behavioral modification program consisting of 28 group counseling sessions over 56 weeks as well as a prescribed diet and exercise regimen. COR-Diabetes evaluated patients with type 2 diabetes not achieving glycemic goal of a HbA1c less than 7 percent either with oral antidiabetic agents or with diet and exercise alone. Co-primary efficacy endpoints were percent change from baseline in body weight and proportion of participants who achieved a decrease in body weight of 5 percent or more. In these studies, the most common adverse reactions (≥5 percent) seen in patients taking Contrave included nausea, constipation, headache, vomiting, dizziness, insomnia, dry mouth, and diarrhea.

The clinical trial program also includes an ongoing, double-blind, placebo-controlled cardiovascular outcomes trial known as the LIGHT study. The primary objective of this study is to evaluate the occurrence of major adverse cardiovascular events in overweight and obese adults with cardiovascular risk factors receiving Contrave.

As part of the approval of Contrave, Takeda and Orexigen agreed to several post-marketing requirements, including studies to assess the safety and efficacy of Contrave for weight management in obese pediatric patients. There will also be a new randomized double-blind, placebo-controlled study to evaluate the effects of long-term treatment with Contrave on the incidence of major adverse cardiovascular (“CV”) events in overweight and obese subjects with CV disease or multiple CV risk factors.

Contrave® is a trademark of Orexigen registered with the U.S. Patent and Trademark Office and used under license by Takeda.

* * *

Orexigen cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “should,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding: the timing of Takeda’s commercial launch of Contrave in the fall; and the potential for Contrave to achieve commercial success in the obesity market. Inclusion of forward-looking statements should not be regarded as a representation by Takeda or Orexigen that any of its plans will be achieved. Actual results may differ materially from those expressed or implied in this report due to the risk and uncertainties inherent in the business for both companies, including, without limitation: Orexigen’s dependence on Takeda to carry out the commercial launch of Contrave, and the potential for delays in the timing of commercial launch; competition in the obesity market, particularly from existing therapies; the ability to obtain and maintain intellectual property protection for Contrave; additional analysis of the interim results of the LIGHT study or new data from the continuing LIGHT study and the additional cardiovascular outcomes trial, including safety-related data, may produce negative or inconclusive results; the potential that the interim analysis may not be predictive of future results; the therapeutic and commercial value of Contrave; and other risks described in Orexigen’s filings with the Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen does not undertake any obligation to revise or update this report to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2014 and its other reports, which are available from the SEC’s website (www.sec.gov) and on Orexigen’s website (www.orexigen.com) under the heading “Investor Relations.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: September 11, 2014	By:	/s/ Joseph P. Hagan
Name: Joseph P. Hagan
Title: Chief Business Officer